Underwriting Agreement



                                                             _____________, 1997



Tuschner & Company, Inc.
120 South Sixth Street
Suite 800, One Financial Plaza
Minneapolis, MN  55402

Gentlemen,


         SAC Technologies, Inc., a Minnesota corporation (the "Company"), hereby confirms its agreement with you (the "Underwriter") as follows:


                                    SECTION I

                            DESCRIPTION OF SECURITIES


         The Company's authorized and outstanding capitalization when the offering of the securities contemplated hereby is permitted to commence and at the Closing Date (hereinafter defined), will be as set forth in the Registration Statement and Prospectus included therein (hereinafter defined). The Company proposes to issue and sell to the Underwriter in a public offering under the Securities Act of 1933 an aggregate of 1,100,000 shares of its authorized $0.01 par value common Shares (the "Shares"), on the terms as hereinafter set forth. The Underwriter shall also have an over-allotment option to purchase up to an additional 110,000 shares as provided in Section 3.01 hereof.

         The Company proposes to issue and sell to the Underwriter, on the Closing Date, for $0.01 each, warrants (the "Warrants") to purchase shares of the Company's common Shares (the "Warrant Shares") as provided in Section 3.03 hereof.


                                    SECTION 2

                 REPRESENTATIONS, AND WARRANTIES OF THE COMPANY


         In order to induce the Underwriter to enter into this Agreement, the Company hereby covenants, represents, and warrants to and agrees with the Underwriter, as of the date hereof and as of each Closing Date, as if the Closing Date were substituted for the date hereof, as follows:

         2.01. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form SB-2 File No. 333-16451, (the "Registration Statement") with respect to the Shares, the related Prospectus, Copies of which have heretofore been delivered by the Company to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and said Registration Statement has been filed with the Commission under the Act; one or more amendments to said Registration Statement, copies of which have heretofore been delivered to the Underwriter, has or have heretofore been filed; and the Company may file on or prior to the effective date additional amendments to said Registration Statement, including the final Prospectus. Included in such Registration Statement are an additional 110,000 shares of the Company's Common Shares, which shares are reserved against exercise of the Underwriter's Warrants to be granted by the Company, as more particularly described hereinafter.


         As used in this Agreement, the term "Registration Statement" refers to and means said Registration Statement on Form SB-2 and all amendments thereto, including the Prospectus; any preliminary and any amended or supplementary Prospectus; and all exhibits and financial statements. The term "Prospectus" refers to and means the Prospectus included in the Registration Statement when it becomes effective; and any "Preliminary Prospectus" which term refers to and means any prospectus included in said Registration Statement before it becomes effective. The terms "effective date" and "effective" refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Act.

         2.02. ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and the Registration Statement and each Preliminary Prospectus and Prospectus has conformed in all material respects with the requirements of the Act and the applicable Regulations thereunder and has not included at the time of filing any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading. When the Registration Statement becomes effective and on the Closing Date (as hereinafter defined), the Registration Statement and Prospectus and any further amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Act and the Regulations for the purposes of the proposed public offering of the Shares, and all statements of material fact contained in the Registration Statement and Prospectus are and will be true and correct, and neither the Registration Statement nor the Prospectus does or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company does not make any representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or Preliminary Prospectus in reliance upon written information furnished on behalf of the Underwriter specifically for use therein.

         2.03. FINANCIAL STATEMENTS. The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and Prospectus present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with the Regulations and generally accepted accounting principles consistently applied throughout the periods concerned except as otherwise stated therein.

         2.04. INDEPENDENT PUBLIC ACCOUNTANT. Divine, Scherger & Brody, Ltd., which has certified or shall certify certain of the financial statements filed or to be filed with the Commission as part of the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Act and the Regulations.


         2.05. NO MATERIAL ADVERSE CHANGE. Except as may be reflected in or contemplated by the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and Prospectus, (i) the Company has no contingent liabilities or claims and has received no threats of such claims or liabilities; (ii) there has not been any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; (iii) there has not been any material transaction entered into by the Company other than transactions in the ordinary course of business which do not, in the aggregate, have a material adverse effect in the condition, financial or otherwise, or business of the Company;
(iv) the Company has not incurred any material obligations, contingent or otherwise; (vi) there shall not have been nor will there be any change in the capital stock or long-term debt (except current payments) of the Company; and
(v) the Company has not and will not have paid or declared any dividends or other distributions on its common shares; and (vi) the Company has not and will not have committed to any of the foregoing.

         2.06. NO DEFAULTS. The Company is not in material default in the performance of any obligation, agreement, or condition contained in any debenture, note, or other evidence of indebtedness, or any indenture or loan agreement of the Company, or any other agreement or commitment to which the Company is a party or by which it or its properties are bound. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of, or give any party the right to accumulate or terminate under, any of the terms, conditions, or provisions of or constitute a breach, violation, or default under: the articles of incorporation, as amended, or bylaws of the Company; any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound; or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the blue sky or securities laws of any state or jurisdiction.


         2.07. INCORPORATION AND STANDING. The Company is duly incorporated and validly existing in good standing as a corporation under the laws of Minnesota with authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus, and with full power and authority (corporate and other) to own its property and conduct its business, present and proposed, as described in the Registration Statement and Prospectus; the Company has full power and authority to enter into this Agreement and has taken all necessary corporate action to authorize the execution of this Agreement and the Underwriter's Warrant and the issuance of the Shares and the Warrant Shares. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification except where failure to qualify as such would not have a material adverse effect on the Company's business or financial or other condition. The Company has no subsidiaries other than as shown in the Registration Statement.

         2.08. LEGALITY OF OUTSTANDING SHARES. The outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and nonassessable, and conforms to all statements with regard thereto contained in the Registration Statement and Prospectus. No sales of securities have been made by the Company in violation of the registration and prospectus delivery provisions of the Act.


         2.09. LEGALITY OF SHARES, WARRANT SHARES AND WARRANTS. The Shares and Warrant Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid, and nonassessable. The Shares and Warrant Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company; the Underwriter's Warrants, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with the terms thereof, except as enforcement may be limited by bankruptcy or similar laws of general application affecting creditors' rights, and except as the availability of equitable remedies requires the exercise of judicial discretion, and except as enforcement of the indemnification provisions therein may be limited by Federal and state securities laws. A sufficient number of shares of Common Stock have been reserved for issuance upon exercise of the Warrants. The Shares and Warrants will conform to all statements with regard thereto in the Registration Statement and Prospectus.


         2.10. PRIOR SALES. No securities of the Company, of an affiliate or of a predecessor of the Company have been sold within one year prior to the date hereof, except as set forth in Part II of the Registration Statement.

         2.11. LITIGATION. Except as set forth in the Registration Statement and Prospectus, there is no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business, or the prospects of the Company, or would materially affect the properties or assets of the Company.

         2.12. WARRANTS. Upon delivery of and payment for the Warrants to be sold by the Company as set forth in Section 3.03 of this Agreement, the Underwriter and the Underwriter's designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims whatsoever; and the Company will have on the effective date of the Registration Statement and at the time of delivery of such Warrants full legal right and power and all authorization and approval required by law to sell, and deliver such Warrants in the manner provided hereunder.

         2.13. NO FINDERS. There is no outstanding claim (and no basis for any claim) for services in the nature of a finder's fee or origination fee with respect to the sale of the Shares hereunder.

         2.14. EXHIBITS. There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Regulations which have not been so filed and each contract to which the Company is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with their respective terms, none of such contracts have been assigned by the Company; and the Company knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

         2.15. TAX RETURNS. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

         2.16. PROPERTY. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company has good title or a valid leasehold interest, free and clear of all liens, encumbrances, and defects, except liens for current taxes not due and payable, to all property and assets which are described in the Registration Statement and the Prospectus as being owned or leased by the Company, subject only to such exceptions which are not material and which do not adversely affect the financial or other condition, business, or prospects of the Company.

         2.17. AUTHORITY. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and this Agreement is the valid, binding, and legally enforceable obligation of the Company, except as enforcement may be limited by bankruptcy or similar laws of general application affecting creditors' rights, except as the availability of equitable remedies requires the exercise of judicial discretion, and except as enforcement of the indemnification provisions herein may be limited by Federal or state securities laws.

                                    SECTION 3

                         PURCHASE AND SALE OF THE SHARES


         3.01. PURCHASE OF SHARES AND OVER-ALLOTMENT OPTION. The Company hereby agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, the Shares hereto at a purchase price of $5.49 per share.

         The Company hereby grants to the Underwriter an option (the "Over-Allotment Option") for a period of 30 days after Closing to purchase at a purchase price of $5.49 per share up to 110,000 additional shares of Shares (the "Option Shares") in order to cover over- allotments.

         3.02. PUBLIC OFFERING PRICE. After the Commission notifies the Company that the Registration Statement has become effective, the Underwriters propose to offer the Shares and the Option Shares if the Over-Allotment Option is exercised to the public at a public offering price of $6.00 per share, as set forth in the Registration Statement. The Underwriters may allow such concessions and discounts upon sales to selected dealers as may be determined from time to time by the Underwriter.

         3.03. PAYMENT FOR SHARES. Payment for the Shares (including Option Shares) which the Underwriter agrees to purchase shall be made to the Company or its order by certified or official bank check or checks, or by wire transfer in the amount of the purchase price by or on behalf of the Underwriter at the offices of the Underwriter set forth above in Minneapolis, Minnesota upon delivery to the Underwriter of certificates for shares and Warrants in definitive form or otherwise providing evidence of the sale of the Shares and Warrants in such numbers and registered in such names as the Underwriter requests in writing at least one full business days prior to such delivery.

         3.04. CLOSING. The time and date of delivery and payment hereunder is herein called the "Closing Date" and shall take place at the office of the Underwriter at the address set forth above at 2:00 P.M., or such other time and place as the parties mutually agree, on the third business day following the effective date. Should the Underwriter elect to exercise any part of the over-allotment option pursuant to Section 3.01 herein-above, the time and date of delivery and payment for said over- allotment shares shall be as mutually agreed, but not later than the 30th calendar day after the "Closing Date." Said date is hereinafter referred to as the "Over-Allotment Closing Date," and shall be a Closing Date for the purposes of Section 8 herein.


         3.05. INSPECTION OF CERTIFICATES. For the purpose of expediting the checking and packaging of the certificates for Shares and Warrants, the Company agrees to make the certificates and Warrants available for inspection by the Underwriter at the office of the Underwriter set forth above in Minneapolis, Minnesota at least one full business day prior to the proposed delivery date.


         3.06. SALE OF WARRANTS. The Company will sell and deliver to the Underwriter at a purchase price of $0.01 per Warrant, Warrants, dated the date of Closing, substantially in the form of Exhibit A, attached hereto and by this reference incorporated herein, evidencing the right of the Underwriter to purchase such number of Warrant Shares equal to ten percent (10%) of the number of Shares purchased by the Underwriter (exclusive of the Option Shares and reduced by 41,639 Shares subject to that certain warrant issued by the Company to the Underwriter heretofore, and by an additional 23,8650 shares) at the price per share and upon the terms and conditions provided in the Warrants. The Company shall not be obligated to sell and deliver the Warrants, and the Underwriter will not be obligated to purchase and pay for the Warrants, except upon payment for the shares pursuant to Subsection 3.03 hereof.

         3.07. UNDERWRITER'S EXPENSE ALLOWANCE. It is understood that the Company shall reimburse the Underwriter for its expenses on a nonaccountable basis in the amount of 2% of the gross proceeds of the offering, including proceeds from the sale of the Over-Allotment Shares. At the Closing and, if applicable, on the Over-Allotment Closing Date, the Company shall pay to the Underwriter the unpaid balance of such allowance to defray the expenses incurred by the Underwriter in connection with the offering. The Underwriter shall be solely responsible for all expenses incurred by it in connection with the offering including, but not limited to, the expenses of its own counsel except as set forth in subsection 5.07 hereof.


         3.08. REPRESENTATIONS AS OF THE CLOSING DATE. The Company warrants, covenants, and represents that as of the Closing Date the representations herein contained and the statements contained in all the certificates theretofore or simultaneously delivered by any party to another, pursuant to this Agreement, shall in all material respects be true and correct.

         3.09. POST-CLOSING INFORMATION. The Underwriter covenants that reasonably promptly after the Closing Date, it will supply the Company with all information required from the Underwriters for the completion of Form SR and such additional information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Shares has been qualified for sale.

         3.10. RE-OFFERS BY SELECTED DEALERS. On each sale by the Underwriters of any of the Shares to selected dealers, the Underwriter shall require the selected dealer purchasing any such Shares to agree to re-offer the same on the terms and conditions of the offering set forth in the Registration Statement and Prospectus.

                                    SECTION 4

                      REGISTRATION STATEMENT AND PROSPECTUS


         4.01. DELIVERY OF REGISTRATION STATEMENTS. The Company shall deliver to the Underwriter without charge four signed copies of the Registration Statement, including all financial statements and exhibits filed therewith and any amendments or supplements thereto, and shall deliver without charge to the Underwriter ten conformed copies of the Registration Statement and any amendment or supplement thereto, including such financial statements and exhibits. The signed copies of the Registration Statement so furnished to the Underwriter will include signed copies of any and all consents and certificates of the independent public accountant certifying to the financial statements included in the Registration Statement and Prospectus and signed copies of any and all consents and certificates of any other persons whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified, or reviewed any part thereof.


         4.02. DELIVERY OF PRELIMINARY PROSPECTUS. The Company will deliver to the Underwriter, without charge, as many copies of each Preliminary Prospectus filed with the Commission conforming to Item 501(a)(8) of Regulation S-B as may be required by the Underwriters. The Company consents to the use of such documents by the Underwriters and by dealers prior to the effective date of the Registration Statement. The Company will deliver at its expense such copies of the Preliminary Prospectus as the Underwriter may deem necessary in order to recirculate the Preliminary Prospectus and/or to permit compliance with the provisions of Rule 15c-2(8)(b) of the Commission. For purposes of the paragraph, the term "Preliminary Prospectus" shall be deemed to include after the effective date of the Registration Statement a Rule 430A subject to completion prospectus, and the Company will deliver to the Underwriter, after the effective date at its expense, such copies of the Rule 430A subject to completion prospectus the underwriter deems necessary in connection with the offering.

         4.03. DELIVERY OF PROSPECTUS. The Company will deliver at its expense as many printed copies of the Prospectus as the Underwriter may require for the purposes contemplated by this Agreement and shall deliver said printed copies of the Prospectus to the Underwriter as soon as practicable on effectiveness of this Agreement, but in no event more than one business day after the effective date of this Agreement. The Company will deliver such additional copies at its expense as may be necessary to permit dealers to comply with the requirements of Rule 174. If the Underwriter determines to use a Term Sheet together with a prospectus subject to completion in accordance with Rule 434 to satisfy the prospectus delivery requirement, the Company shall furnish the Underwriter with such number of copies of the Term Sheet meeting the requirements of Rule 434 and will file such number of copies of the Commission as required by Rule 424(b) to permit the Underwriter to deliver the final prospectus to purchasers in the offering in this manner.

         4.04. FURTHER AMENDMENTS AND SUPPLEMENTS. If during such period of time as in the opinion of the Underwriter or its counsel, a Prospectus relating to this offering is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Registration Statement would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the effective date of the Registration Statement to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will forthwith notify the Underwriter thereof and prepare and file with the Commission such further amendment to the Registration Statement or Prospectus as may be required, and will furnish and deliver to the Underwriter and to others whose names and addresses are designated by the Underwriter, all at the cost of the Company, a reasonable number of copies of the amended Registration Statement or amended or supplemented Prospectus which, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Statements therein not misleading in the light of the circumstances under which they were made when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Act.

         4.05. USE OF PROSPECTUS. The Company authorizes the Underwriters, in connection with the distribution of the Shares, and all dealers to whom any of the Shares may be sold by the Underwriters, to use the Prospectus as from time to time amended or supplemented, in connection with the offering and sale of the Shares and in accordance with the applicable provisions of the Act and the applicable Regulations and applicable state blue sky or state securities laws.

                                    SECTION 5

                            COVENANTS OF THE COMPANY

The Company covenants and agrees with the Underwriters that:

         5.01. OBJECTION OF UNDERWRITER TO AMENDMENTS OR SUPPLEMENTS. After the date hereof, the Company will not at any time, whether before or after the effective date of the Registration Statement, file any Registration Statement or amendment or supplement to the Registration Statement or Prospectus unless and until a copy of such Registration Statement or amendment or supplement has been previously furnished to the Underwriter within a reasonable time period prior to the proposed filing thereof, or of which the Underwriter or counsel for the Underwriter has reasonably objected to, in writing, on the ground that such Registration Statement or amendment or supplement is not in compliance with the Act or the Regulations.

         5.02. COMPANY'S BEST-EFFORTS TO CAUSE REGISTRATION STATEMENT TO BECOME EFFECTIVE. The Company will use its best efforts to cause the Registration Statement and any post effective amendment subsequently filed to become effective as promptly as reasonably practicable and will promptly advise the Underwriter, and will confirm such advice in writing: (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective and when any amendment of or supplement to the Prospectus shall be filed with the Commission; (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Act or of the initiation of any proceedings for that purpose; (iv) of the happening of any event which in the judgment of the Company makes any material statement in the Registration Statement or Prospectus untrue or of the omission of any material fact which makes the statements made therein misleading, or which requires the making of any changes in the Registration Statement or Prospectus in order to make the statements therein not misleading, and (v) of the refusal to qualify or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such order or of any order preventing or suspending such use, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal and the termination of any such suspension.

         5.03. PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. The Company will prepare and file promptly with the Commission, upon request of the Underwriter, such amendments or supplements to the Registration Statement or Prospectus, in form satisfactory to counsel to the Company, as in the opinion of counsel to the Underwriter and of counsel to the Company may be necessary in connection with the offering or distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

         5.04. PUBLICITY. The Company will issue no press releases or other form of publicity, prior to the effective date, without the prior consent of the Underwriter.

         5.05. BLUE-SKY QUALIFICATION. The Company will, when and as requested by the Underwriter, use reasonable efforts to qualify the Shares or such part thereof as the Underwriter may determine for sale under the so-called blue sky laws of the State of Minnesota, and of so many other states as the Underwriter may reasonably request, and to continue such qualification in effect so long as required for the purposes of the distribution of the Shares; provided, however, the Company shall not be required to make a blue sky filing in any state which would require that shares representing so-called "cheap stock" be escrowed for more than two years.

         5.06. FINANCIAL STATEMENTS. The Company will, at its own expense, prepare and give, and will continue to give, such financial statements and other information to and as may be required by the Commission or by the proper public bodies of the states in which the Shares may be qualified.

         5.07. ACCELERATION. The Company will not request acceleration of the effectiveness of the Registration Statement without the Underwriter's prior consent.

         5.08. REPORTS AND FINANCIAL STATEMENTS TO THE UNDERWRITER. During the period of five years from the Closing Date, the Company will deliver to the Underwriter, copies of each annual report of the Company, and will deliver to the Underwriter: (i) within 90 days after the close of each fiscal year of the Company, a financial report of the Company and its subsidiaries, if any, on a consolidated basis, and a similar financial report of all unconsolidated subsidiaries, if any, all such reports to include a balance sheet as of the end of the preceding fiscal year, an income statement, a statement of changes in financial condition and an analysis of shareholders' equity covering such fiscal year, and all to be in reasonable detail and certified by independent public accountants for the Company; (ii) within 45 days after the end of each quarterly fiscal period of the Company other than the last quarterly fiscal period in any fiscal year, copies of the consolidated income statement and statement of changes in financial condition for that period, and the balance sheet as of the end of that period of the Company and its subsidiaries, if any, and the income statement, statement of changes in financial condition, and the balance sheet of each unconsolidated subsidiary, if any, of the Company for that period, all subject to year-end adjustment, certified by the principal financial or accounting officer of the Company; (iii) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, or shall file with Commission; and (iv) upon request in writing from the Underwriter, furnish to the Underwriter such other information as may reasonably be requested and which may be properly disclosed to the Underwriter with reference to the property, business, and affairs of the Company and its subsidiaries, if any.

         5.09. EXPENSES PAID BY THE COMPANY. The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Shares and their issue and delivery to the Underwriter; any original issue taxes in connection therewith; all transfer taxes, if any, incident to the initial sale of the Shares to the public; the fees and expenses of the Company's counsel and accountants; the costs and expenses incident to the preparation, printing and filing under the Act and with the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus, and the Prospectus and any amendments or supplements thereto, the cost of printing, reproducing, and filing all exhibits to the Registration Statement, the underwriting documents, and the Selected Dealers Agreement; the cost of printing and furnishing to the Underwriter copies of the Registration Statement and copies of the Prospectus as herein provided; the cost of "tombstone" or other similar advertising permitted under the Act; and the cost of qualifying the Shares under the state securities or Blue Sky laws as provided in Section 5.04 herein, including expenses and disbursements of the Underwriter incurred in connection with such qualification.

         5.10. REPORTS TO SHAREHOLDERS. During the period of five years from the Closing Date, the Company will, as promptly as possible, not to exceed 120 days, after each annual fiscal period, render and distribute reports to its shareholders which will include audited statements of its operations and changes of financial position during such period and its balance sheet as of the end of such period, as to which statements the Company's independent certified public accountants shall have rendered an opinion.

         5.11. SECTION 11(A) FINANCIALS. The Company will make generally available to its security holders and will deliver to the Underwriter, as soon as practicable, but in no event later than the first day of the sixteenth full calendar month following the effective date of the Registration Statement, an earnings statement (as to which no opinion need be rendered but which will satisfy the provisions of Section 11(a) of the Act) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

         5.12. POST-EFFECTIVE AVAILABILITY OF PROSPECTUS. Within the time during which the Prospectus is required to be delivered under the Act, the Company will comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be in force, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Shares.

         5.13. APPLICATION OF PROCEEDS. The Company will apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement and Prospectus.

         5.14. UNDERTAKINGS OF CERTAIN SHAREHOLDERS. The Company will deliver to the Underwriter, prior to or simultaneously with the execution of this Agreement, the undertaking of each officer, director, and each employee of the Company who owns five percent (5%) or more of shares of the Company (based on the number of shares to be outstanding prior to the completion of the offering) that such person shall not directly or indirectly offer or sell to the public any portion of the shares owned prior to the effective date of this Agreement or hereafter acquired by exercise of an option for a period of twelve months from the effective date of the Registration Statement without the Underwriter's prior written consent.

         5.15. DELIVERY OF DOCUMENTS. At the Closing, the Company will deliver to the Underwriter true and correct copies of the articles of incorporation and certificate of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Minnesota; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement, certified by the Company's Secretary.

         5.16. COOPERATION WITH UNDERWRITER'S DUE DILIGENCE. At all times prior to any Closing Date, the Company will cooperate with the Underwriter and its counsel in such investigation as the Underwriter may make or cause to be made of all the properties, business, and operations of the Company in connection with the purchase and public offering of the Shares, and the Company will make available to the Underwriter in connection therewith such documents and information in its possession as the Underwriter or its counsel may reasonably request.

         5.17. NO SALE PERIOD. No offering, sale, or other disposition of any common Shares, equity, or long-term debt will be made within one year after the effective date of the Prospectus, directly or indirectly, by the Company, otherwise than hereunder or with the Underwriter's consent (not to be unreasonably withheld).


         5.18. APPOINTMENT OF TRANSFER AGENT. The Company has appointed Firstar Trust Company as Transfer Agent for the Shares subject to the Closing. The Company will not change or terminate such appointment for a period of three years from the effective date without first obtaining the written consent of the Underwriter, which consent shall not be unreasonably withheld.


         5.19. COMPLIANCE WITH CONDITIONS PRECEDENT. The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 8 hereof.

         5.20. FILINGS OF FORM SR. The Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Act and to provide a copy of such reports to the Underwriter and its counsel.

         5.21. REGISTRATION UNDER THE EXCHANGE ACT. The Company shall, as soon as practicable, but not later than 90 days after the effective date, register the class of equity securities which constitutes the Shares by filing with the Securities and Exchange Commission a registration statement (and such copies thereof as the Commission may require) with respect to such security, containing such information and documents as the Commission may specify comparable to that which is required in an application to register a security pursuant to subsection (g) of Section 12 of the Securities Exchange Act of 1934, as amended.

         5.22. APPLICATION TO MOODY'S. The Company shall, within 60 days after the effective date, apply for listing in Standard and Poor's or Moody's Over-the-Counter Manual and shall use its best efforts to have the Company listed in such manuals.


         5.23. PUBLIC RELATIONS. After the effective date, the Company will engage a firm reasonably acceptable to the Underwriter for assistance in conducting the Company's investor relations.


         5.24. APPLICATION TO NASDAQ. The Company shall apply for entry of the Company's common stock on the NASD automated quotation system ("small-cap" listing) and shall in such event use its best efforts to have its common stock continue to be quoted on that system.


         5.25 ENGAGEMENT OF COMPTROLLER. Within ninety (90) days after the Closing, engage a comptroller or similar employee, reasonably satisfactory to the Underwriter, who is qualified and experienced in the financial reporting and disclosure obligations of publicly-held companies.


                                    SECTION 6

                                 INDEMNIFICATION


         6.01. INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which it may become subject under the Act or any other statute or at common law and to reimburse persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by it in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or any application or other document filed in order to qualify the Shares under the Blue Sky or securities laws of the states where filings were made, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such amendment, as the case may be, becomes effective, or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendments thereof or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection 6.01 shall not apply to amounts paid in settlement of any such litigation if such settlements are effected without the consent of the Company, nor shall it apply to the Underwriter or any person controlling the Underwriter in respect of any such losses, claims, damages, liabilities, or actions arising out of or based upon any such untrue statements or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriter specifically for use in connection with the preparation of the Registration Statement and Prospectus or any such amendment or supplement thereto. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Underwriter. The Underwriter agrees within ten days after the receipt by it of written notice of the commencement of any action against them or against any person controlling them as aforesaid, in respect of which indemnity may be sought from the Company on account of the indemnity agreement contained in this subsection 6.01 to notify the Company in writing of the commencement thereof. The failure of the Underwriter so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Underwriter or any person controlling it as aforesaid on account of the indemnity agreement contained in this subsection 6.01, but shall not relieve the Company from any other liability which it may have to the Underwriter or such controlling person. In case any such action shall be brought against the Underwriters or any such controlling person and the Underwriter shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Underwriter or such controlling person or persons, defendant or defendants in such litigation. The Company agrees to notify the Underwriter promptly of commencement of any litigation or proceedings against it or any of its officers or directors, of which it may be advised, in connection with the issue and sale of any of its securities and to furnish to the Underwriter, at its request, copies of all pleadings therein and permit the Underwriter to be an observer therein and apprise the Underwriter of all developments therein, all at the Company's expense. Provided, however, that in no event shall the indemnification agreement contained in this Section 6.01 inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Shares upon the public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, an untrue statement or omission or alleged untrue statement or omission in a Preliminary Prospectus and if the Prospectus shall correct the untrue statement or omission, or the alleged untrue statement or omission, which is the basis of the loss, claim, damage, liability or action for which indemnification is sought, and a copy of the Prospectus had not been sent or given to such person at or prior to the confirmation of such sale to him in any case where such delivery is required by the Securities Act, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 4.03 hereof.

         6.02. INDEMNIFICATION BY UNDERWRITER. The Underwriter agrees, to the extent of and in the same manner as set forth in subsection 6.01 above, to indemnify and hold harmless the Company, the directors of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act with respect to any statement in or omission from the Registration Statement or any amendment thereto, or the Prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or any application or other document filed in any state or jurisdiction in order to qualify the Shares under the blue sky or securities laws thereof, or any information furnished pursuant to Section
3.09 hereof, if such statement or omission was made in reliance upon information and furnished in writing to the Company by the Underwriter on its behalf specifically for use in connection with the preparation thereof or supplement thereto. The Underwriter shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Underwriter. In case of commencement of any action in respect of which indemnity may be sought from the Underwriter on account of the indemnity agreement contained in this subsection 6.02, each person agreed to be indemnified by the Underwriter shall have the same obligation to notify the Underwriter as the Underwriter have toward the Company in subsection 6.01 above, subject to the same loss of indemnity in the event such notice is not given, and the Underwriter shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing and satisfactory to the Company. The Underwriter agrees to notify the Company promptly of the commencement of any litigation or proceeding against the Underwriter,, or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish to the Company at its request copies of all pleadings therein and apprise it of all the developments therein, all at the Underwriter's expense, and permit the Company to be an observer therein.


         6.03 CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect not only (i) the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares, but also (ii) the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses other than the nonaccountable expense allowance payable by the Company to the Underwriter) received by the Company bear to the total underwriting commissions and expense allowance received by the Underwriter in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6.03 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 6.03. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 6.03 shall he deemed to include any legal or other expenses to which such indemnified party would be entitled if
Section 6.01 and 6.02 were applied. Notwithstanding the provisions of this
Section 6.03, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus the Underwriter's proportionate share of such legal or other expenses; and any punitive or exemplary damages if the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or statements made by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    SECTION 7

                           EFFECTIVENESS OF AGREEMENT

         This Agreement shall become effective upon release by the Underwriter of the Shares for offering after the effective date. The time of the release by the Underwriter of the Shares for offering, for the purposes of this Section 7, shall mean the time of the release by the Underwriter of the Shares for public sale pursuant to the Registration Statement. The Underwriter agrees to notify the Company immediately after the Underwriter shall have released the Shares that this Agreement has become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the effective date, as the Underwriter may determine by notice to the Company.

                                    SECTION 8


                   CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS


         The Underwriters' obligations hereunder to purchase the Shares and to make payment to the Company hereunder on the Closing Date shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the performance by the Company of all its agreements herein contained, to the fulfillment of or compliance by the Company with all covenants and conditions hereof, and to the following additional conditions:


         8.01. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective on or prior to 12:00 Noon Minneapolis time, on February 14, 1997, or such later date as the Underwriter may agree to. On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending; any request for additional information on the part of the Commission (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement or the Prospectus nor any amendment thereto shall have been filed to which counsel to the Underwriter shall have reasonably objected in writing or have not given their consent.


         8.02. ACCURACY OF REGISTRATION STATEMENT. The Underwriter shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.


         8.03. CASUALTY AND OTHER CALAMITY. Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or property considered as an entire entity, whether or not such loss is covered by insurance and neither the President nor any other officer of the Company shall have suffered any injury or disability of a nature which would materially adversely affect his ability to properly function as an officer and director of the Company.


         8.04. LITIGATION AND OTHER PROCEEDINGS. Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, licenses, patents, operations or financial condition or income of the Company considered as an entity.


         8.05. LACK OF MATERIAL CHANGE. Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the date of the last audited balance sheet included in the Registration Statement and prior to the Closing Date, the Company: (a) shall have conducted its business in the ordinary course as the same was being conducted on the date of the last audited balance sheet included in the Registration Statement, (b) except in the ordinary course of its business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise, and (c) there shall have been no material adverse change in the condition (financial or otherwise), business, or prospects of the Company. At the Closing Date, the capital stock, and stockholder's equity of the Company shall be substantially the same as at the date of the last audited balance sheet included in the Registration Statement, without considering the proceeds from the sale of the Shares, other than as may be set forth in the Prospectus, and except as the stockholder's equity reflects the result of continued losses from operations.

         8.06. REVIEW BY AND OPINION OF UNDERWRITER'S COUNSEL. The authorization of the Shares, the Warrants, the Warrant Shares, the Registration Statement, and the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Underwriter. The Underwriter shall have received an opinion dated as of the Closing Date from its counsel, substantially in the form of the opinion called for by Section 8.07(viii), and an opinion as to the due authorization, execution, and delivery of this Agreement, qualified in such manner as the Underwriter may deem acceptable.


         8.07. OPINION OF COUNSEL. The Company (which term shall include any subsidiaries of the Company) shall have furnished to the Underwriter the opinion, dated the Closing Date, addressed to the Underwriter, from Doherty, Rumble & Butler, counsel to the Company, to the effect that based upon a review by them of the Registration Statement, the Prospectus, the Company's Articles of incorporation, bylaws, and relevant corporate proceedings, an examination of such statutes they deem necessary, and such other investigation by such counsel as they deem necessary to express such opinion:


         (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Minnesota, with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus.


         (ii) The Company is not required to qualify or register as a foreign corporation in any state, and there are no jurisdictions in which the Company's ownership of property or its conduct of business requires such qualification or registration and where the failure to so qualify would have a material adverse effect on its operations.


         (iii) The Company has authorized and outstanding capital stock as set forth in the Registration Statement and Prospectus; the outstanding capital stock of the Company, the Shares, and the Underwriter's Warrants conform to the statements concerning them in the Registration Statement and Prospectus; the outstanding capital stock of the Company has been duly and validly issued and is fully-paid and nonassessable and contain no preemptive rights; the Shares have been, and the Warrant Shares issuable upon due exercise of the Warrants will be, when delivered against payment, duly and validly authorized and, upon issuance thereof and payment therefor in accordance with this Agreement and the Warrants, will be duly and validly issued, fully paid, and nonassessable, and will not be subject to the preemptive rights of any shareholder of the Company.


         (iv) The Underwriter's Warrants have been duly and validly authorized and issued and are valid and binding instruments enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy or similar laws affecting creditors' rights general application affecting creditors' rights, except as the availability of equitable remedies requires the exercise of judicial discretion, and except as enforcement of the indemnification provisions therein may be limited by federal or state securities laws.

         (v) A sufficient number of shares of the Company's common stock have been duly reserved for issuance upon exercise of the Underwriter's Warrants.

         (vi) No consents, approvals, authorizations, or orders of agencies, officers, or other regulatory authorities are known to such counsel which are necessary for the valid authorization, issue, or sale of the Shares and Warrant Shares hereunder, except as required under the Act or blue sky or state securities laws.


         (vii) The issuance and sale of the Shares, the Warrants, the Warrant Shares, and the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions, or provisions of or constitute a default under the articles of incorporation or bylaws of the Company, or under any note, indenture, mortgage, deed of trust, or other agreement or instrument known to such counsel after reasonable investigation to which the Company is a party or by which the Company or any of its property is bound, or under any existing law (provided this paragraph shall not relate to federal or state securities laws), order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over the Company or its property.


         (viii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel after reasonable investigation, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Act or by any authority acting under any state securities or blue-sky law; and the Registration Statement and Prospectus, and each amendment and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations thereunder, and such counsel is familiar with all contracts referred to in the Registration Statement or Prospectus and such contracts are sufficiently summarized or disclosed therein or filed as exhibits thereto as required, and such counsel, after a reasonable investigation, does not know of any contracts required to be summarized or disclosed or filed, and such counsel, after a reasonable investigation, does not know of any legal or governmental proceedings pending or threatened to which the Company is the subject of such a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.


         (ix) This Agreement has been duly authorized and executed by the Company and is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy or similar laws affecting creditors' rights general application affecting creditors' rights and except as the availability of equitable remedies requires the exercise of judicial discretion, and except as enforcement of the indemnification provisions therein may be limited by federal or state securities laws.

         (x) After a reasonable investigation such counsel has no reason to believe that either the Registration Statement nor the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made [except that no opinion need be expressed as to financial statements contained in the Registration Statement or Prospectus].


         As to routine factual matters such as the issuance of stock certificates and receipt of payment therefor, the states in which the Company transacts business, the adoption of resolutions reflected by the Company's minute book and the like, such counsel may rely on the certificate of an appropriate officer of the Company. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Underwriter shall reasonably request.

         8.08.01. ACCOUNTANT'S COMFORT LETTER. The Underwriter shall have received a letter addressed to it and dated the date of this Agreement and the Closing Date, respectively, from Divine, Scherzer & Brody, Ltd., independent public accountants for the Company, stating that (i) with respect to the Company they are independent public accountants within the meaning of the Act and the applicable Regulations thereunder and the response to Item 509 of Regulation S-B as reflected by the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements of the Company examined by them at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder with respect to registration statements on Form S-B2; (iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including examinations of the instruments of the Company set forth under "Capitalization" in the Prospectus, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters regarding the specific items for which representations are requested below, and a reading of the minute books of the Company, nothing has come to their attention which would cause them to believe that during the period from the last audited balance sheet included in the Registration Statement to a specified date not more than five days prior to the date of such letter (a) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its audited balance sheets or in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement or Prospectus other than as set forth in or contemplated by the Registration Statement or Prospectus; (b) there have been any material decreases in net current assets, or net assets as compared with amounts shown in the last audited balance sheet included in the Prospectus so as to make said financial statements misleading; and (c) on the basis of the indicated procedures and discussions referred to in clause (iii) above, nothing has come to their attention which, in their judgment, would cause them to believe or indicate that (1) the unaudited financial statements and schedules set forth in the Registration Statement and Prospectus do not present fairly the financial position and results of the Company for the periods indicated, in conformity with the generally accepted accounting principles applied on a consistent basis with the audited financial statements, and (2) the dollar amounts, percentages and other financial information set forth in the Registration Statement and Prospectus under the captions "Prospectus Summary," "Risk Factors," "Dilution," "Capitalization," "Executive Compensation," "1996 Stock Option Plan," "Principal Shareholders," and "Certain Transactions," are not in agreement with the Company's general ledger, financial records, or computations made by the Company therefrom.

         8.08.02. CONFORMED COPIES OF ACCOUNTANT'S LETTER. The Underwriter shall be furnished without charge, in addition to the original signed copies, such number of signed or photostatic or conformed copies of such letters as the Underwriter shall reasonably request.

         8.09. OFFICERS' CERTIFICATE. The Company shall have furnished to the Underwriter a certificate by the chief executive officer and chief financial officer, dated as of the Closing Date, to the effect that:

         (i) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.

         (iii) The respective signers have each carefully examined the Registration Statement and Prospectus and any amendments and supplements thereto, and the Registration Statement and the Prospectus and any amendments and supplements thereto contain all statements required to be stated therein, and all statements contained therein are true and correct, and neither the Registration Statement nor Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or a supplemented Prospectus which has not been so set forth.

         (iv) Except as set forth in the Registration Statement and Prospectus since the respective dates as of which the periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate, (a) there has not been any material adverse change, financial or otherwise, in the financial or other condition, business, or prospects of the Company, and (b) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business.

         (v) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, no dividends or distribution whatever have been declared and/or paid on or with respect to the common Shares of the Company.

         8.10. TENDER OF DELIVERY OF SHARES. All of the Shares being offered by the Company and the Warrants being purchased from the Company by the Underwriter shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

         8.11. BLUE-SKY QUALIFICATION. The Shares shall be qualified in such states as the Underwriter may reasonably request pursuant to Section 5.04, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         8.12. APPROVAL OF UNDERWRITER'S COUNSEL. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriter, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to the counsel for the Underwriter at least one business day before the Closing Date. The Underwriter's counsel will provide a written memorandum stating such closing documents which he deems necessary for their review. Such memorandum shall be delivered five business days before the Closing Date to counsel for the Company.

         8.13. OFFICERS' CERTIFICATE AS A COMPANY REPRESENTATIVE. Any certificate signed by an officer of the Company and delivered to the Underwriter or to counsel for the Underwriter will be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

                                    SECTION 9

                                   TERMINATION

         9.01. TERMINATION BECAUSE OF NON-COMPLIANCE. This Agreement may be terminated by the Underwriter by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled (including but not limited to those specified in Sections 2, 3, 4, 5, and 8 hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Underwriter in writing.

         9.02. MARKET OUT TERMINATION. This Agreement may be terminated by the Underwriter by notice to the Company at any time if, in the judgment of the Underwriter, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) trading in securities generally on the New York Shares Exchange, American Shares Exchange, or NASDAQ shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Colorado shall have been declared by either federal or state authorities, or (iii) there shall have occurred a war or other national calamity, or a crisis or change in political, financial, or economic conditions, the effect of which on the financial markets of the United States is such as it would be undesirable, impracticable or inadvisable in the judgment of the Underwriter to proceed or continue with this Agreement or with the public offering. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall subsequently be confirmed by letter.

         9.03. EFFECT OF TERMINATION HEREUNDER. Any termination of this Agreement pursuant to this Section 9 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in
Section 5.07; and the Company and the Underwriter shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 6.01 in the case of the Company and Section 6.02 in the case of the Underwriter.

                                   SECTION 10


            UNDERWRITER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS


The Underwriter represents and warrants to and agrees with the Company that:


         10.01. REGISTRATION AS BROKER-DEALER AND MEMBER OF NASD. The underwriter is and each selected dealer will be (a) registered as a broker-dealer with the Securities and Exchange Commission, (b) registered as a broker-dealer in all states in which it conducts business, and (c) is a member in good standing of the National Association of Securities Dealers, Inc.


         10.02. NO PENDING PROCEEDINGS. There is not now pending or threatened against the Underwriter any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Securities and Exchange Commission or any state securities commission concerning its activities as a broker or dealer, nor has the Underwriter been named as a "cause" in any such action or proceeding.


         10.03. COMPANY'S RIGHT TO TERMINATE. In the event any action or proceeding of the type referred to in subparagraph 10.02 above shall be instituted or threatened against the Underwriter at any time prior to the effective date hereunder, or in the event there shall be filed by or against it in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if it makes an assignment for the benefit of creditors, the Company shall have the right on three days' written notice to the Underwriter to terminate this Agreement without any liability to the Underwriter of any kind except for the payment of all expenses as provided herein.


         10.04. EXERCISE PRICE OF WARRANT. The Underwriter will exercise the Warrant for 41,639 Shares referred to in section 3.06 herein at a price of $6.00 per share, subject to adjustment as provided in such Warrant for such events as splits, reverse splits, recapitalizations, as described therein.

                                   SECTION 11

                                     NOTICE

         11.01. NOTICE TO THE COMPANY. Whenever notice is required by the provisions of this Underwriting Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:




Barry Wendt
Secure Access Control Technologies, Inc.
4444 West 76th Street
Suite 600
Edina, MN 55435


with a copy to:

Stephen E. Smith, Esq. or Daniel R. Tenenbaum, Esq.
Doherty, Rumble, & Butler
3500 Fifth Street Towers
150 South Fifth Street
Minneapolis, MN 55402.

         11.02. NOTICE TO THE UNDERWRITER. Whenever notice is required by the provisions of this Agreement to be given to the Underwriters, such notice shall be given in writing addressed to the Underwriter at the address set out at the beginning of this Agreement, with a copy to:


Tuschner & Company, Inc.
Attention:  John Tuschner
Suite 800, One Financial Plaza
120 South Sixth Street
Minneapolis, MN 55402

Michael L. Berde, Esq. or Kevin S. Spreng, Esq.
Merritt, Furber & Timmer
2100 Metropolitan Centre
333 South Seventh Street
Minneapolis, MN 55402.

                                   SECTION 12


                                  MISCELLANEOUS


         12.01. BENEFIT. This Agreement is made solely for the benefit of the Underwriter, the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Shares.

         12.02. SURVIVAL. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company or its officers as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Underwriter contained in Section 6 hereof shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Underwriters or any such officer or director thereof or any controlling person of the Company or of the Underwriter, (ii) delivery of or payment for the Shares, (iii) the Closing Date, and (iv) any successor of the Company and the Underwriter or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

         12.03. GOVERNING LAW. The validity, interpretation and construction of this Agreement and of each part hereof will be governed by the laws of the State of Minnesota.

         12.04. UNDERWRITER'S INFORMATION. The statements with respect to the public offering of the Shares on the cover page of the Prospectus and under the caption "Underwriting" in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in subsection 2.02 hereof, in subsection 6.01 hereof and subsection 6.02 hereof.

         12.05. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.


         Please confirm that the foregoing correctly sets forth the Agreement between you and the Company.

                                      Very truly yours,


                                      SAC TECHNOLOGIES, INC.

ATTEST:

                                      By_________________________________
                                        ______________________, President
---------------------------


WE HEREBY CONFIRM AS OF THE DATE HEREOF THAT THE ABOVE LETTER SETS FORTH THE AGREEMENT BETWEEN THE COMPANY AND US.


                                      ---------------------------------------

                                      TUSCHNER & COMPANY, INC.


                                      By____________________________________
                                      Its____________________________________




                                   Exhibit A

                             RESTRICTION ON TRANSFER

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (1) A LAWFUL EXEMPTION FROM SUCH REGISTRATION OR (2) SUCH REGISTRATION.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                            OF SAC TECHNOLOGIES, INC.

         This Certifies that, for value received, Tuschner & Company, Inc., or its permitted assigns (the "Holder"), is entitled, upon the terms and subject to the conditions hereafter set forth, to subscribe for and purchase from SAC Technologies, Inc., a Minnesota corporation (the "Company"), __________________ (______) fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value (the "Common Stock"). The number and exercise price of the securities that may be purchased upon the exercise of this Stock Purchase Warrant (the "Warrant") are subject to adjustment as provided herein.

                            Section 1 Exercise Period

         The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time or from time to time on or after the first anniversary hereof and on or before the fifth anniversary hereof (the "Exercise Period").

                            Section 2 Exercise Price


         The price per share for purchase of the Common Stock upon exercise of the Warrant shall initially be $7.20 one hundred twenty percent (120%) per share of the "Price to Public" of the shares sold pursuant to the Company's Registration Statement No. _______ (the "Exercise Price"). Such initial Exercise Price shall be subject to adjustment as provided in Section 8 hereof.


                          Section 3 Exercise of Warrant

         During the Exercise Period, the Warrant shall be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the office of the Company, in Edina, Minnesota (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased (payment to be by check or bank draft payable to the order of the Company). Upon exercise, the Holder shall be entitled to receive, within a reasonable time, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

         The Company covenants that all shares of Common Stock that are issued upon the exercise of rights represented by this Warrant will be fully paid, nonassessable, and free from all taxes, liens, and changes in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                     Section 4 No Fractional Shares or Scrip

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

                     Section 5 Charges, Taxes, and Expenses

         Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

                       Section 6 No Rights as Shareholders

         This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 3 hereof.

                          Section 7 Registration Rights

         7.1 Certain Definitions. As used in this Section 7, the following terms shall have the following respective meanings:

                  1. "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the 1933 Act.

                  2. "1933 Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  3. "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company.

                  4. "Registrable Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrant.

                  5. "Registration Expenses" means all expenses incurred by the Company in compliance with Subsections 7.2 and 7.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, exchange listing fees, the expense of any special audits incident to or required by any such registration, fees of the custodian for the selling Stockholders, transfer agent fees, all travel, lodging, and reasonable living expenses incurred by the Company in marketing the shares registered in such registration, and the expenses associated with the Company's obligations under Subsection 7.5 hereof.

                  6. "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of counsel, accountants, and experts for any selling Stockholder.

                  7. "Stockholder" means the holder of (1) the Warrant or (2) Common Stock obtained upon exercise of the Warrant.

         7.2      Demand Registration.

                  (a) At any time during the Exercise Period (following the Company's initial public offering of its securities under the 1933 Act or Regulation A thereunder), a Stockholder or Stockholders holding more than 50 percent of the Registrable Shares then outstanding may request the Company, in writing, to effect the registration, under the 1933 Act, of Registrable Shares owned by such Stockholder or Stockholders, pursuant to a public offering to be filed on a Form S-3 Registration Statement (or, if such Registration Statement is not available, such other form of Registration Statement as may be selected by the Company in its sole discretion), and to be managed by an investment banking firm to be selected by the Company pursuant to Subsection 7.8 hereof. Such request shall indicate the number of Registrable Shares proposed to be sold by the requesting Stockholder or Stockholders and indicate that the requesting Stockholder or Stockholders propose to enter into a "firm commitment" underwriting agreement with such investment banking firm contemplating immediate resale to the public of such Registrable Shares. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within twenty days after the Company provided its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the limitations set forth in Subsection 7.2(f) hereof. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares that the Company has been requested to register.

                  (b) The Company shall be required to effect only one registration pursuant to Subsection 7.2(a) hereof. In no event shall the Company be required to effect such registration within three months after the effective date of any other Registration Statement of the Company (except a Registration Statement on Form S-8 or Form S-4 or any successor forms thereto).


         7.3.     Incidental Registration.

                  (a) Whenever the Company proposes to file a Registration Statement at any time and from time to time during the Exercise Period (following the Company's initial public offering of its securities under the 1933 Act or Regulation A thereunder), except on Forms S-4 or S-8, it will, prior to such filing, on three occasions give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within twenty days after the Company provides such notice, the Company shall, subject to Subsection 7.3(b) hereof, use its best efforts to cause all Registrable Shares that the Company has been requested by such Stockholder or Stockholders to register to be registered under the 1933 Act; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Subsection 7.3 without obligation to any Stockholder, except, in the case of a registration that is withdrawn, to pay counsel fees and expenses incurred by the Stockholders in connection with such withdrawn registration.

                  (b) If the offering to which the proposed registration under this Subsection 7.3 relates is to be distributed by or through an underwriter or underwriters, and if in the opinion of the managing underwriter the registration of all, or part, of the Registrable Shares that the Stockholders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the number of shares that the Stockholders have requested to be included, then the Stockholders who have requested registration shall participate in the underwriting pro rata based on their total ownership of Registrable Shares and if any Stockholder would thus be entitled to include more shares than such Stockholder requested to be registered, the excess shall be allocated among other requesting Stockholders pro rata based on their total ownership of Registrable Shares. By accepting this Warrant, the Holder agrees that if requested by such underwriter, the Holder and/or its assigns will sell any Registrable Shares that are subject to the Registration Statement to or through such underwriters at the same price to be paid to the Company or other selling stockholders if the Company or other selling stockholders are offering Common Stock.

                  (c) In the event that the Company proceeds to register Registrable Shares pursuant to a request made under this Subsection 7.3, the Holder, if a Stockholder who sells Registrable Shares in such registered offering, agrees to sign such supplemental agreements as the Company and/or the managing underwriter shall request, restricting such Stockholder from selling or offering for sale any Registrable Shares (other than those being sold pursuant to the Registration Statement) for a period of up to ninety days after the effective date of such Registration Statement, provided that all officers, directors, and 5-percent-or-greater shareholders also sign such agreements. The Company may impose stop-transfer instructions with respect to the Registrable Shares subject to the foregoing restriction until the end of the required period.

         7.4      Exemption From Registration.

         Notwithstanding any provision in Subsections 7.2 and 7.3 of this Warrant, the Company shall not be required to cause a Registration Statement to be filed with respect to any Registrable Shares, if at the time of the Company's receipt of a request to register Registrable Shares, the entire number of Registrable Shares proposed to be sold by the requesting Stockholders may be sold by them, in the manner proposed by them, pursuant to Rule 144 promulgated under the 1933 Act (or any successor rule) (Rule 144) within not more than ninety days from the date of such receipt (based on the number of shares of Common Stock outstanding on the date of such opinion and the average weekly trading volume for such Common Stock for the four weeks preceding the date of such receipt, if applicable).

         7.5      Registration Procedures.

         If and whenever the Company is required by Subsection 7.2 or 7.3 of this Warrant to use its best-efforts to effect the registration of any of the Registrable Shares under the 1933 Act, the Company shall:

                  (a) File with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

                  (b) As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period sufficient to effect the sale of the Registrable Securities, but in any event not more than ninety days from the effective date;

                  (c) As expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

                  (d) As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states or jurisdictions as the managing underwriter deems appropriate, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this Subsection 7.5 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

                  (e) Enter into an underwriting agreement with the underwriters designated pursuant to Subsection 7.8 hereof containing customary terms including representations, covenants, indemnification, and contribution provisions.

         If the Company has delivered preliminary or final prospectuses to a selling Stockholder and, after having done so, the prospectus must be amended to comply with the requirements of the 1933 Act, the Company shall promptly notify the selling Stockholder and, by accepting this Warrant, the Holder agrees to cease making offers of Registrable Shares immediately upon such request and to return all prospectuses to the Company. The Company shall promptly provide the selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses the selling Stockholder shall be free to resume making offers of the Registrable Shares.

         By accepting this Warrant, the Holder and/or its assigns agree not to participate in a registration unless such Stockholder (a) completes and executes all questionnaires, indemnities, underwriting agreements, and other documents required under the terms of any underwriting arrangement relating to such registration or under any applicable rules and regulations of the Commission and
(b) provides to the Company in writing such information as the Company may reasonably require from such Stockholder (i) for inclusion in the Registration Statement relating to such registration, (ii) describing the manner and circumstances of the proposed sale or transfer of Registrable Shares by such Holder, and (iii) to enable the Company to determine if an exemption provided for in this Warrant from the Company's obligation to file a Registration Statement may be applicable.

         7.6      Allocation of Expenses.

         All Registration Expenses incurred in connection with any registration pursuant to this Section 7 shall be borne by the Company, and all Selling Expenses shall be borne individually and pro rata by the selling Stockholder(s) on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay the Registration Expenses of a selling Stockholder if, as a result of the withdrawal of a request for registration by such selling Stockholder, the registration statement does not become effective, in which case such selling Stockholder shall bear his own Registration Expenses pro rata on the basis of the number of shares so included in the registration request (except for the fees of any counsel for the selling Stockholders, which shall be borne only by the persons whom such counsel represented, pro rata on the basis of the number of their shares so included in the registration request).

         7.7      Indemnification.

         (a) In the event of any registration of any of the Registrable Shares under the 1933 Act pursuant to this Warrant, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the 1933 Act against any losses, claims, damages, or liabilities, joint or several, to which such seller, underwriter, or controlling person may become subject under the 1933 Act, or otherwise, insofar as such losses, claims, damages, or liabilities, or actions in respect thereof, arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based on the omission or alleged omission of a material fact or facts required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in such Registration Statement, preliminary prospectus, or prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller, underwriter, or controlling person specifically for use in the preparation thereof.

         (b) By accepting this Warrant, the Holder agrees that in the event of any registration of any of the Holder's and/or its assigns' Registrable Shares under the 1933 Act, such Stockholder will indemnify and hold harmless the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter (if any) of the Company's Registrable Shares covered by any Registration Statement, and each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company or any such director and officer, underwriter, or controlling person may become subject under the 1933 Act, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the 1933 Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based on any omission or alleged omission of a material fact or facts required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, and each such director and officer, underwriter, and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action, in each case to the extent, but only to the extent, that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement.

         (c) Each party entitled to indemnification under this Subsection 7.7 (Indemnified Party) shall give notice to the party required to provide indemnification (Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Subsection 7.7 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that it may have to any Indemnified Party otherwise than under this Subsection 7.7. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d)(1) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7.7 is for any reason held, by a court of competent jurisdiction, to be unenforceable as to any party entitled to indemnity, the Company shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) to which the holder hereof, or of the common stock purchased upon exercise hereof, or any controlling person of the foregoing may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such holders or controlling persons on the other, in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the holder hereof or such holder's controlling person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the holder or controlling person on the other, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (d)(2) The Company and the holder hereof agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses actually and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act), or guilty of misstating or misrepresenting a material fact or failing to state a material fact shall be entitled to contribution, as to any liability arising from such fraudulent misrepresentation or omission from any person who was not guilty of such fraudulent misrepresentation or omission.

         7.8      Designation of Underwriter.

         The Company shall have the right to designate the managing underwriter, which underwriter shall be an investment banking firm having an established reputation.

         7.9      Amendments.

         The provisions of this Section 7 may be modified or amended at any time and from time to time by an agreement or consent in writing executed by the Company and the holders of at least a majority of the Registrable Shares, excluding any Registrable Shares than have been publicly sold prior thereto.

         7.10     Rule 144 Requirements.

         The Company shall undertake to make publicly available, pursuant to Rule 144 of the Commission under the 1933 Act, such information as is necessary to enable the Stockholders to make sales of Registrable Shares pursuant to that Rule.

                              Section 8 Adjustments

         8.1 Adjustment of the Exercise Price for Stock Splits, Reverse Stock Splits, and Stock Dividends. In the event that the outstanding shares of Common Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend payable on the Common Stock in shares of Common Stock, the applicable Exercise Price and the number of shares of Common Stock available for purchase in effect immediately prior to such subdivision, combination, or dividend shall be proportionately adjusted.

         8.2 Adjustment for Capital Reorganizations, Dividends. If at any time there shall be a capital reorganization of the Company's Common Stock or a merger, exchange of shares, or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, or if the Company shall declare a dividend payable in securities or property (other than in cash or Common Stock) then, as part of such reorganization, merger, exchange of shares, consolidation, sale or dividend, lawful and adequate provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive, on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, exchange of shares, or consolidation, to which a holder of the Common Stock deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger, exchange of shares, consolidation, sale, or dividend if this Warrant had been exercised immediately before that capital reorganization, merger, exchange of shares, consolidation, sale, or dividend. In any such case, appropriate adjustment, as determined in good faith by the Board, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, exchange of shares, consolidation, sale, or dividend to the end that provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of shares purchasable on exercise of this Warrant, but without any change in the aggregate Exercise Price) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that event on exercise of this Warrant.

         8.3 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         8.4 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receiving any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to each Holder at least ten days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                Section 9 Sale or Transfer of the Warrant; Legend

         The Warrant, and any shares of Common Stock of the Company purchased upon exercise of the Warrant, shall not be sold or transferred unless either (i) they first shall have been registered under the 1933 Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act. Each certificate representing any Warrant and any such share that has not been registered and that has not been sold pursuant to an exemption that permits removal of the legend shall bear a legend substantially in the form appearing on the first page of this Warrant. For twelve months from date, this warrant is not transferable except to officers of the Holder.

         Upon the request of a holder of a certificate representing any Warrant or any such share, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either
(i) an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate or (ii) if the present Paragraph (k) of Rule 144 or a substantially similar successor rule remains in force and effect, representations from the holder that such holder is not then, and has not been during the preceding three months, an affiliate of the Company and that such holder has beneficially owned the security (within the meaning of Rule 144) for three years or more.

         Such Warrant and shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

                 Section 10 Additional Right to Convert Warrant

         (a) The holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time it is exercisable, but prior to its expiration, into shares of Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right, the Company shall deliver to the holder (without payment by the holder of any Warrant Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Company Common Stock immediately prior to the exercise of the Conversion Right.

         (b) The Conversion Right may be exercised by the holder, at any time or from time to time, prior to its expiration, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Stock the Holder will purchase pursuant to such conversion and (ii) a place and date is not less than one or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

         (c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the warrant and (ii) the Company will deliver to the Holder a certificate or certificates for the number of shares of Company Common stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new warrant representing the number of shares, if any, with respect to which the warrant shall not have been exercised.

         (d) Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or the NASDAQ National Market System, then the average closing or last sale prices, respectively reported for the ten (10) business days immediately preceding the Determination Date, and

                  (ii) If the Company's Common Stock is not traded on an exchange or is quoted on an exchange or on NASDAQ or the NASDAQ National Market System but is traded on the over-the counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date, and

                  (iii) If the Company's Common Stock is not traded on the over-the-counter market, then the Fair Market Value as determined reasonably and in good faith by the Company's Board of Directors.

          Section 11 Loss, Theft, Destruction, or Mutilation of Warrant

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

                  Section 12 Saturdays, Sundays, Holidays, Etc.

         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a legal holiday.

                          Section 13 Authorized Shares

         The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant.

                              Section 14 Issue Date

         The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

                            Section 15 Governing Law

         This Warrant shall constitute a contract under the laws of the state of Minnesota and for all purposes shall be construed in accordance with and governed by the laws of said state.


         IN WITNESS WHEREOF, SAC Technologies, Inc. has caused this Warrant to be executed by its duly authorized officer.

Dated as of ___________________, 199__

SAC TECHNOLOGIES, INC.



By: __________________________________
         Chief Executive Officer



                               NOTICE OF EXERCISE


To: SAC Technologies, Inc.

1. Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase ______________ shares of Common Stock of SAC Technologies, Inc. (the "Company"), and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto: [List names and addresses.]

3. In the event of partial exercise, please reissue an appropriate Warrant exercisable into the remaining shares to the undersigned.

4. The undersigned represents that such shares shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act 1933 and applicable state law or (b) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the foregoing registration requirements. The undersigned consents to a legend imprinted on certificates representing the shares purchased hereby noting the foregoing restrictions.

Date: ___________________




--------------------------------------
Signature of Warrant Holder

--------------------------------------
Name of Warrant Holder



                              NOTICE OF ASSIGNMENT

To: SAC Technologies, Inc.

         1. The undersigned hereby assigns the right to purchase the common stock of SAC Technologies, Inc. represented by the attached Warrant:

[ ] in whole, or

[ ] for ________________ shares,

to:

----------------------------------------
Name

----------------------------------------
Street Address

----------------------------------------
City, State, Zip Code

----------------------------------------
Social Security or Tax ID Number

(attach additional sheets for further assignees)

         2. In the event of partial assignment, please reissue an appropriate Warrant exercisable into the remaining shares to the undersigned.

Date: ___________________




--------------------------------------
Signature of Warrant Holder

--------------------------------------
Name of Warrant Holder